Exhibit 99.7
EXECUTION COPY
     THIS AGREEMENT is made as of this 9th day of December, 2009 among JJ Media Investment Holding Limited, a British Virgin Islands company (“JJ Media”), Citibank, N.A. (“Citibank”) and Nomura Securities International, Inc. (“Nomura”).
     WHEREAS, Citibank, as Lender, Administrative Agent and Collateral Agent, and JJ Media, as Borrower, have entered into an agreement entitled “Margin Loan Agreement” dated as of November 13, 2009 (the “MLA”), pursuant to which Citibank agreed to make Loans (as defined in the MLA) from time to time to JJ Media on the terms set forth therein;
     WHEREAS, JJ Media has executed and delivered to Citibank a Note (as defined in the MLA) dated November 19, 2009 evidencing the initial Loan made by Citibank (the “Initial Loan”) under the MLA;
     WHEREAS, (a) JJ Media, as Pledgor, and Citibank, as Collateral Agent for the Secured Parties, have entered into an agreement entitled “Security Agreement” dated as of November 19, 2009 (the “Security Agreement”) pursuant to which JJ Media pledged and granted to Citibank a security interest in the Collateral (as defined in the Security Agreement) to secure the prompt payment in full of JJ Media’s Secured Obligations (as defined in the Security Agreement) on the terms set forth therein and (b) pursuant to the Security Agreement, JJ Media, as Pledgor, Citibank, as Collateral Agent, and Citigroup Global Markets Inc., as Intermediary, have entered into an agreement entitled “Control Agreement” dated as of November 19, 2009;
     WHEREAS, Citibank wishes to exercise its rights pursuant to Section 10.06(b) of the MLA to document an assignment of 30% of the Obligations and Commitment, in each case, as of the date such assignment is effective as a separate, parallel loan between the Borrower and Nomura;
     WHEREAS, Nomura is an Eligible Assignee and JJ Media is willing, on the terms set forth herein, to acknowledge and enter into the transactions contemplated hereby;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

***	Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to them in the MLA or the Security Agreement, as applicable.
     SECTION 2. Reduction of Initial Loan; Nomura MLA. On the terms and subject to the conditions set forth below, the parties agree that:
     (a) (i) The Initial Loan shall be reduced by the repayment of $[***] of principal (the “Repayment Amount”), which represents 30% of the Initial Loan, (ii) the aggregate principal amount of the Initial Loan outstanding immediately prior to such reduction and evidenced by the Note shall be reduced by the principal amount being so prepaid, (iii) Citibank’s Commitment shall be reduced by $[***], and (iv) the Administrative Agent shall record the foregoing repayment and related reduction in Citibank’s Commitment on the Register maintained pursuant to Section 2.06(b) of the MLA and Citibank will reflect such repayment on the schedule to its Note as contemplated by Section 2.07(c) of the MLA.
     (b) Promptly following receipt of the Repayment Amount, Citibank shall transfer or cause to be transferred to Nomura [***] of the Unrestricted ADS and [***] of the Restricted ADS constituting Collateral under the Security Agreement (collectively, the “Transferred ADS”), in each case, in such manner as Nomura shall reasonably request. Upon the transfer by Citibank of the Transferred ADS, the Collateral Agent’s security interest in such Transferred ADS shall be automatically released.
     (c) JJ Media and Nomura shall execute and deliver to each other a loan agreement substantially in the form of Exhibit A attached hereto (the “Nomura MLA”) and shall execute and/or deliver each document or certificate and take each action that is required to be executed, delivered or taken by it to satisfy the conditions precedent specified in the Nomura MLA to the making of the Nomura Loan (as defined below).
     (d) Nomura’s initial loan to the Company under the Nomura MLA (the “Nomura Loan”), which shall be in an amount equal to the Repayment Amount, shall be effected by wire transfer of such amount to an account specified by Citibank and shall be deemed to be the partial repayment by the Company of the Initial Loan referred to in clause (a) above.
     (e) (i) For purposes of Section 8.01(q) of the MLA, Citibank, as Administrative Agent with respect to the Initial Loan, hereby consents to the transactions contemplated by the Nomura MLA.

     (ii) For purposes of Section 8.01(q) of the Nomura MLA, Nomura, as Administrative Agent with respect to the Nomura Loan, hereby consents to the transactions contemplated by the MLA.
     (f) (i) The MLA is amended by replacing the term “Pledgor’s ADS” wherever used with the term “Pledged ADS”.
     (ii) The Security Agreement is amended as follows:
     (w) by inserting the following definition between the definitions of “Issuer” and “Pledged Agreements”:
     “Pledged ADS” means [***] of the Pledgor’s ADS.
     (x) by replacing each use of the term “Pledgor’s ADS” with the defined term “Pledged ADS” except in the Recitals; and
     (y) by adding “as it relates to the Pledged ADS” after the word “Agreement” in Section 2(c) and 2(d).
     (z) by replacing “$[***]” with “$[***]” in Section 3(h).
     Promptly after the date hereof, (i) Citibank shall amend the financing statement naming JJ Media as debtor and Citibank as secured party filed on November 19, 2009 in the Office of the Recorder of Deeds of the District of Columbia, and (ii) JJ Media shall procure the amendment of (x) the entries made on November 19, 2009 on the register of charges of JJ Media maintained pursuant to Section 162 of the BVI Business Companies Act, 2004, and (y) the charge for the benefit of Citibank registered on November 19, 2009 by the Registrar of Corporate Affairs pursuant to Section 163(1) of the BVI Business Companies Act, 2004, in each case, to reflect the foregoing amendments, and such amendments shall be satisfactory to Nomura.
     SECTION 3. Representations and Warranties. Each of Citibank, Nomura and JJ Media represents to each other party hereto that:
     (A) this Agreement and the transactions contemplated hereby are within its powers and have been duly authorized, and this Agreement has been executed and delivered by or on its behalf and is the valid and binding agreement of such party, enforceable against such party in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditor’s rights generally and equitable principles of general applicability;
     (B) the execution and delivery of this Agreement by such party, and the performance by such party of its obligations under this Agreement and the transactions contemplated hereby (i) will not violate or conflict with any provision of applicable law or regulation, the applicable constitutive document of such party, any agreement or other instrument binding upon such party or any of its assets or any judgment, order or decree of any governmental body, agency, official or court having jurisdiction over such party, whether foreign or domestic, and (ii) do not require any consent, approval, authorization or order of, or filing or qualification with, any governmental body, agency, official, self-regulatory organization or court or other tribunal, whether foreign or domestic.
     SECTION 4. Governing Law; Jurisdiction; Etc.
     (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
     (b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH PARTY HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     (c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF

THIS SECTION. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6(a) BELOW. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     SECTION 5. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
     SECTION 6. Miscellaneous. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile transmission to the following address:
In the case of JJ Media:

c/o Focus Media Holding Limited
28-30 /F, Zhao Feng World Trade Building
369 Jiangsa Road
Shanghai 200050
People’s Republic of China
Attention: Jason Jiang
Telephone: 8621-2216-4088
Fax: 8621-2216-4174;

In the case of Citibank:

390 Greenwich Street
New York, NY 10013
Attention: Christopher C. Rola
Telephone: (212) 723-7623
Fax: (646) 291-3642;

In the case of Nomura:

Nomura Securities International, Inc.
2 World Financial Center, Building B
New York, New York 10281-1198
Attention: William Brett
Telephone: (212) 667-2121
Fax: (212) 587-8621;
     or such other address as may be specified in writing by a party hereto to each other party hereto.
     (B) This Agreement may be executed, acknowledged and delivered in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same agreement.
     (C) This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all oral communications and prior writings with respect thereto.

EXECUTION COPY
     IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first above written.

CITIBANK, N.A.
By:	/s/ James Heathcote
Name: James Heathcote
Title: Authorized Representative

NOMURA SECURITIES INTERNATIONAL, INC.
By:	/s/ William Brett
Name: William Brett
Title: Managing Director

Acknowledged as of the date and year
first above written:

JJ MEDIA INVESTMENT HOLDING LIMITED
By:	/s/ Jason Nanchun Jiang
Name: Jason Nanchun Jiang
Title: Director

Exhibit A
[Form of Nomura Margin Loan Agreement with Exhibits]
Exhibit B-1